Exhibit 99.1

Compass Diversified Holdings Announces New Board of Director Appointments

Current Director Larry L. Enterline Appointed Chairman of the Board

Appoints Teri R. Shaffer to the Board

Westport, Conn., July 6, 2022 – Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced that, effective July 2, 2022, Mr. Larry L. Enterline has been appointed Chairman of the Board of Directors (the “Board”) in place of Mr. C. Sean Day, who is retiring from this position as of the same date. Day will continue to serve as a director.
In addition, Ms. Teri R. Shaffer has been appointed to the Board, effective July 2, 2022. Shaffer has also been designated as a member of the Board’s Audit Committee.
Enterline has served on CODI’s Board since July of 2019 and as Lead Independent Director since October of 2021.
Shaffer has more than 38 years of finance and accounting experience. She served as the Americas and Regional Financial Audit IT Leader for Ernst & Young from 2016 through her recent retirement on July 1, 2022, and served in various other leadership roles at Ernst & Young since 1984. Shaffer has a deep understanding of public company audit, accounting and internal control matters, as well as cybersecurity, technology and risk management experience. She earned a bachelor’s degree from Oklahoma State University and is a Certified Public Accountant and Certified Information Security Manager. With a continued commitment to learning, she is currently completing her EY Tech MBA with Hult International Business School.
“These appointments further strengthen our highly qualified board,” said Sean Day, Chairman of CODI. “Larry is a natural choice to assume the role of Chairman given his intimate knowledge of our business and outstanding executive leadership skills. In addition, Teri brings significant finance, accounting, cybersecurity and risk management expertise to our Company. We look forward to welcoming Larry and Teri in their new roles and benefiting from their contributions.”
Elias Sabo, CEO of Compass Diversified, added: “We’re pleased to appoint a proven leader like Larry to the role of Chairman and welcome an outstanding executive like Teri to our Board and CODI family. Larry’s intimate knowledge of our businesses and prior experience as Executive Chairman of Fox Factory Corp. positions him well to be an excellent strategic leader, and Teri’s deep understanding of finance, accounting and public company audit matters will be highly additive to our Board. Finally, we would also like to take this opportunity to recognize the many years of Sean’s distinguished service as Chairman. He has been an extraordinary leader, mentor and colleague since our organization’s IPO in 2006. We look forward to his continued input and contributions to our Company in his director role.”

About Compass Diversified
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial and branded consumer sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gatewayir.com

Media Relations
The IGB Group
Leon Berman
212.477.8438
lberman@igbir.com